Exhibit 99.2

PACIFIC GREEN EXECUTES AGREEMENTS TOTALLING AN ESTIMATED $42.4M TO SUPPLY ITS ENVI-MARINE SYSTEM FOR 28 VESSELS OWNED OR MANAGED BY

SCORPIO BULKERS INC.

AND HAS GRANTED OPTIONS TO SUPPLY UP TO A FURTHER 18 VESSELS

SAN JOSE, CA / ACCESSWIRE / December 3, 2018 / Pacific Green Technologies Inc. (PGTK) (OTCQB: PGTK), owner of the ENVI-MarineTM Exhaust Gas Scrubbing System (System), is pleased to announce that its wholly owned subsidiary, Pacific Green Marine Technologies Inc. (PGMT), has executed an agreement to manufacture its System for 28 vessels owned or managed by SCORPIO BULKERS INC. (Agreements).

The Agreements provide for 18 vessels in 2019 and 10 vessels in 2020. Pricing is based on the size of each vessel’s exhaust gas emissions in accordance with PGTK’s Pricing Curve concept. The Agreements are currently estimated to have a total value of USD$42.4m subject to further engineering studies.

In addition to the Agreements, PGMT and SCORPIO BULKERS INC. have executed a Framework Agreement whereby SCORPIO BULKERS INC. can elect for PGMT to design and engineer the System for up to a further 18 vessels in 2020 subject to certain criteria being met.

PGTK’s partner, PowerChina SPEM Company Limited, will work alongside PGMT to ensure the successful execution of the project.

About Pacific Green Technologies, Inc.

Pacific Green Technologies Inc. is focused on addressing the world’s need for cleaner and more sustainable energy. The company’s strategy is to build through organic development and acquisition, a portfolio of patented competitive cutting-edge technologies designed to meet increasingly stringent environmental standards.

For more information, visit PGT’s website:

www.pacificgreentechnologies.com

Contact:

Scott Poulter, Executive Director
Pacific Green Technologies
T: +1 (408) 538-3373

About SCORPIO BULKERS INC.

SCORPIO BULKERS INC. is a provider of marine transportation of dry bulk commodities. SCORPIO BULKERS INC. has an operating fleet of 57 vessels consisting of 56 wholly-owned or finance leased drybulk vessels (including 19 Kamsarmax vessels and 37 Ultramax vessels), and one time chartered-in Ultramax vessel. The owned and finance leased fleet of SCORPIO BULKERS INC. has a total carrying capacity of approximately 3.9 million dwt and all of the SCORPIO BULKERS INC. owned vessels have carrying capacities of greater than 60,000 dwt. Additional information about SCORPIO BULKERS INC. is available on the website of SCORPIO BULKERS INC.

http://www.scorpiobulkers.com/

About POWERCHINA SPEM Co. Ltd

POWERCHINA SPEM is a subsidiary of POWERCHINA, the largest power equipment manufacturer in the PRC and owned by the Chinese Government. With abundant resources, expertise, strong manufacturing capacity, domestic sales channels and rich experience, POWERCHINA SPEM is in a strong position to deploy PGTK technology throughout China.

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that PGT’s emission control system has significant potential to be a market leader in China.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic conditions, and the continuation of the JV with POWERCHINA SPEM resulting in definitive agreements. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

SOURCE: Pacific Green Technologies Inc.

Released December 3, 2018